PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Internet
1)	Read the Combined Proxy Statement and Prospectus and have the proxy card below at hand.
2)	Go to website www.proxyvote.com.
3)	Follow the instructions provided on the website.
To vote by Telephone
1)	Read the Combined Proxy Statement and Prospectus and have the proxy card below at hand.
2)	Call 1-800-690-6903.
3)	Follow the instructions.
To vote by Mail
1)	Read the Combined Proxy Statement and Prospectus.
2)	Check the appropriate box on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the enclosed postage-paid envelope provided.
If you are not voting using one of the above methods, please sign, date, and return the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E55444-S81328 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

This proxy is solicited on behalf of the Board of Trustees.

The Board of Trustees recommends you vote FOR the following proposal:				For	Against	Abstain

1.
To approve the Agreement and Plan of Reorganization and Termination approved by Investment Managers Series Trust's Board of Trustees, which provides for the reorganization of the Palmer Square SSI Alternative Income Fund, a series of Investment Managers Series Trust, into the American Beacon SSI Alternative Income Fund, a newly created series of American Beacon Funds.
				☐	☐	☐

Those present and appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of
Shareholders to be Held on April 18, 2019, or any adjournment or postponement thereof:
The Combined Proxy Statement and Prospectus is available at www.proxyvote.com.

E55445-S81328

PALMER SQUARE SSI ALTERNATIVE INCOME FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On April 18, 2019

The undersigned shareholder of Palmer Square SSI Alternative Income Fund (the "Fund") hereby appoints Scott A Betz and Daniel Fowler, and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on February 8, 2019, at a Special Meeting of Shareholders of the Fund, to be held on April 18, 2019, at 2:00 p.m., Central Time, at the office of Palmer Square Capital Management LLC located at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, Kansas 66205 (the "Special Meeting") and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Combined Proxy Statement and Prospectus for the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

PLEASE SIGN AND DATE ON THE REVERSE SIDE